Exhibit 32.2


                            Certification Pursuant to
                             18 U.S.C. Section 1350
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


         In connection with the Quarterly Report of China BAK Battery, Inc. (the "Company") on Form 10-QSB for the period ended June 30, 2005 as filed with the Securities Exchange Commission on the date hereof (the "Report"). I, Han Yongbin, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




By: /s/ Han Yongbin
    -----------------------
    Han Yongbin
    Chief Financial Officer
    August 16, 2005